Exhibit 99

ConocoPhillips Fourth Quarter 2004 Interim Update

    HOUSTON--(BUSINESS WIRE)--Jan. 6, 2005--This update is intended to give an overview of market and operating conditions experienced by ConocoPhillips (NYSE:COP) during the fourth quarter of 2004. The market indicators and company estimates may differ considerably from the company's actual results to be reported on Jan. 26, 2005.

    Highlights - Fourth Quarter 2004 vs. Third Quarter 2004

    --  Exploration and Production

        --  Higher worldwide crude oil and natural gas prices.

        --  Higher worldwide production, as anticipated.

    --  Refining and Marketing

        --  Lower U.S. refining margins.

        --  Higher marketing margins.

        --  Unfavorable inventory impacts.

        --  Capacity utilization rate similar to third quarter.

    --  Midstream/Chemicals

        --  Higher Midstream natural gas liquids prices.

        --  Chemicals similar to prior quarter.

    --  Corporate

        --  Debt-to-capital ratio of 26 percent.

    Exploration and Production

    The table below provides market price indicators for crude oil and natural gas. The company's actual crude oil and natural gas price realizations may vary from these market indicators due to quality and location differentials, as well as the effect of pricing lags.




Market Indicators
                             4Q 2004    3Q 2004   4Q 2004    4Q 2003
                                                     vs.
                                                  3Q 2004
----------------------------------------------------------------------
Dated Brent ($/bbl)           $44.00     41.54       2.46      29.42
----------------------------------------------------------------------
WTI ($/bbl)                    48.29     43.86       4.43      31.17
----------------------------------------------------------------------
ANS USWC ($/bbl)               42.61     41.80       0.81      29.45
----------------------------------------------------------------------
Henry Hub first of month
 ($/mcf)                        7.07      5.75       1.32       4.60
----------------------------------------------------------------------
                                                        Source: Platts



    The company expects crude oil and natural gas production, including Syncrude, for the fourth quarter to be 1.6 million barrels of oil equivalent (BOE) per day and for the full year of 2004 to be
1.56 million BOE per day, excluding the expected increase from LUKOIL. Fourth quarter production will be higher than that of the previous quarter as a result of maintenance completed during the third quarter in Alaska and the North Sea, including the adverse impact of approximately 15,000 BOE per day due to an announced change in the governmental royalty rate in Venezuela. Full-year exploration expenses are estimated to be approximately $700 million, as expected.
    Consistent with the company's practice and in accordance with Securities and Exchange Commission guidelines to use year-end prices for reserve estimation, due to unusually low year-end Canadian bitumen value estimates, the company anticipates a negative revision of proved crude oil reserves for the Surmont project. However, as previously stated, before application of this negative revision, the company expects net reserve additions to approximate 2004 production, excluding acquisitions and sales. Despite the revision, the Surmont project remains a valuable asset in ConocoPhillips' overall portfolio.

    Refining and Marketing

    The table below provides market indicators for regions where the company has significant refining operations. The Weighted U.S. 3:2:1 margin is based on the geographical location and capacity of ConocoPhillips' U.S. refineries. Realized refining margins may differ due to the company's specific locations, configurations, crude oil slates or operating conditions. In addition, the company's refining configuration generally yields somewhat higher distillate volumes and lower gasoline volumes than those implied by the market indicators shown below.




Market Indicators

                                4Q 2004   3Q 2004  4Q 2004   4Q 2003
                                                      vs.
($/bbl)                                            3Q 2004
---------------------------------------------------------------------
Refining Margins
---------------------------------------------------------------------
    East Coast WTI 3:2:1         $5.73      7.00     (1.27)     4.98
---------------------------------------------------------------------
    Gulf Coast WTI 3:2:1          4.09      6.33     (2.24)     3.72
---------------------------------------------------------------------
    Mid-Continent WTI 3:2:1       5.52      8.09     (2.57)     5.34
---------------------------------------------------------------------
    West Coast ANS 3:2:1         17.25     17.92     (0.67)    11.44
---------------------------------------------------------------------
       Weighted U.S. 3:2:1        7.24      9.10     (1.86)     5.67
---------------------------------------------------------------------
    NW Europe Dated Brent
     4:1:2:1                      3.90      3.90      0.00      3.20
---------------------------------------------------------------------
WTI/Maya differential (trading
 month)                          15.99     11.66      4.33      6.83
---------------------------------------------------------------------
U.S. Wholesale Gasoline
 Marketing                        1.97      1.50      0.47      1.45
---------------------------------------------------------------------
                                                       Source: Platts


    The company's refining margins for the fourth quarter are expected to be lower than those of the third quarter, as indicated in the table above, despite wider heavy-light crude oil differentials. Worldwide marketing margins improved over those of the third quarter, but are expected to be offset by inventory impacts. Turnaround costs are expected to be approximately $65 million, before-tax.
    The company's average crude oil refining capacity utilization rate for the fourth quarter is expected to remain in the mid 90-percent range.

    Corporate

    The company expects its debt-to-capital ratio to be approximately 26 percent, down from 28 percent at the end of the previous quarter.
    As expected, ConocoPhillips brought its total ownership in LUKOIL shares to approximately 10 percent by year-end 2004.

                                      ###

    CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR"
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    This update contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are about ConocoPhillips' main business segments: exploration and production, refining and marketing, midstream and chemicals. There are also forward-looking statements about ConocoPhillips' expected crude oil and natural gas prices; expected crude oil, natural gas, natural gas liquids and Syncrude production; anticipated negative revision of proved crude oil reserves for the Surmont project; exploration expenses; weighted U.S. refining margins; marketing margins; refinery utilization rates; turnaround costs; and the debt-to-capital ratio. These statements are based on activity from operations for the first two months of the fourth quarter of 2004 and include estimated results for December, and as such are preliminary and are estimates. All of the forward-looking data is therefore subject to change. Actual results, which will be reported in the company's earnings release for the fourth quarter of 2004 on Jan. 26, may differ materially from the estimates given in this update.
    Where in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters that could cause the stated expectation or belief to differ materially from that stated in this update.
    Cautionary Note to U.S. Investors -- The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Production is distinguished from oil and gas production because SEC regulations define Syncrude as mining-related and not part of conventional oil and natural gas reserves. We use certain terms in this release, such as "including Syncrude" that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in the company's periodic filings with the SEC, available from the company at 600 North Dairy Ashford Road, Houston, Texas 77079. This information can also be obtained from the SEC by calling 1-800-SEC-0330.

    CONTACT: ConocoPhillips